                                                                     Exhibit 4.1
--------------------------------------------------------------------------------


                           CAREY INTERNATIONAL, INC.


                                      and


                 AMERICAN SECURITIES TRANSFER & TRUST COMPANY

                                      as

                                 Rights Agent

                               Rights Agreement

                           Dated as of June 20, 2000


--------------------------------------------------------------------------------

                               TABLE OF  CONTENTS


                                                                                        Page
                                                                                        ----
Section  1.    Certain Definitions.......................................................  1

Section  2.    Appointment of Rights Agent...............................................  4

Section  3.    Issuance of Rights Certificates...........................................  4

Section  4.    Form of Rights Certificates...............................................  6

Section  5.    Countersignature and Registration.........................................  6

Section  6.    Transfer, Split Up, Combination and Exchange of Rights
                 Certificates; Mutilated, Destroyed, Lost or Stolen Rights
                 Certificates............................................................  7

Section  7.    Exercise of Rights; Purchase Price; Expiration Date of Rights.............  8

Section  8.    Cancellation and Destruction of Rights Certificates.......................   9

Section  9.    Availability of  Series One Preferred Shares..............................   9

Section 10.    Series One Preferred Shares Record Date...................................   9

Section 11.    Adjustment of Purchase Price, Number of Shares or Number of Rights........  10

Section 12.    Certificate of Adjusted Purchase Price or Number of Shares................  16

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power......  16


Section 14.    Fractional Rights and Fractional Shares...................................  17

Section 15.    Rights of Action..........................................................  18

Section 16.    Agreement of Right Holders................................................  19

Section 17.    Rights Certificate Holder Not Deemed a Stockholder........................  19

                                      (i)

Section 18.    Concerning the Rights Agent..............................................  20

Section 19.    Merger or Consolidation or Change of Name of Rights Agent................  20

Section 20.    Duties of Rights Agent...................................................  21

Section 21.    Change of Rights Agent...................................................  22

Section 22.    Issuance of New Rights Certificates......................................  23

Section 23.    Redemption...............................................................  23

Section 24.    Exchange.................................................................  24

Section 25.    Notice of Certain Events.................................................  25

Section 26.    Notices..................................................................  26

Section 27.    Supplements and Amendments...............................................  27

Section 28.    Successors...............................................................  27

Section 29.    Determinations and Actions by the Board of Directors, etc................  27

Section 30.    Benefits of this Agreement...............................................  28

Section 31.    Severability.............................................................  28

Section 32.    Governing Law............................................................  28

Section 33.    Counterparts.............................................................  28

Section 34.    Descriptive Headings.....................................................  28

Signatures..............................................................................  29

Exhibit A - Form of Certificate of Designations of Series One  Preferred Stock

Exhibit B - Form of Rights Certificate

Exhibit C - Summary of Rights to Purchase Series One Preferred Shares

                                     (ii)

                               RIGHTS AGREEMENT


     Agreement dated as of June 20, 2000, between Carey International, Inc., a Delaware corporation (the "Company"), and American Securities Transfer & Trust Company (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend of one Series One Preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on the Close of Business (as hereinafter defined) on July 2, 2000 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Series One Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Certain Definitions.  For purposes of this Agreement, the
                 -------------------
following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing:

     (A) no Person who or which was not a Solicitation Participant (as such term is hereinafter defined) in connection with a Change in Control (as such term is hereinafter defined) shall become an "Acquiring Person" as the result of (i) an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding, or (ii) the acquisition by such Person of newly-issued Common Shares directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not deemed for purposes hereof to be a purchase directly from the Company); provided, however, that if a Person shall become the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company or the receipt of newly-issued Common Shares directly from the Company and shall, after such share purchases or direct issuance by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person"; and provided, further, that any transferee from such Person who becomes the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding shall nevertheless be deemed to be an "Acquiring Person"; and

     (B) no Person who or which, at the close of business on the date hereof, shall be the Beneficial Owner of 20% or more of Common Shares of the Company then outstanding shall be deemed an "Acquiring Person"; provided, however, that, subject to this Section 1(a), if such Person is, at the close of business on the date hereof, the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding and shall thereafter become the Beneficial Owner of additional Common Shares of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding (other than shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an "Acquiring Person".

Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable (and in any event within ten Business Days after notification by the Company) a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) or has the right to dispose of;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided,
                                                                   --------
     however, that a Person shall not be deemed the Beneficial Owner of, or to
     -------
     beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

     or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person
                                                --------  -------
     shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
     Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company; provided, however, that (1) no Person engaged in business as an
              --------  -------
     underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person's participation as an underwriter in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition, (2) no Person who is a director or an officer of the Company shall be deemed the Beneficial Owner of any securities of the Company that are beneficially owned by any other director or officer of the Company or any Exempt Person solely as a result of his or her position as director or officer of the Company, and (3) no director, officer, trustee or beneficiary of an Exempt Person shall be deemed the Beneficial Owner of any securities of the Company that are held by such Exempt Person.

     Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the District of Columbia are authorized or obligated by law or executive order to close.

     (e) "Close of Business" on any given date shall mean 5:00 P.M., District of Columbia time, on such date; provided, however, that if such date is not a
                                --------  -------
Business Day it shall mean 5:00 P.M., District of Columbia time, on the next succeeding Business Day.

     (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the class of capital stock (or equity interest) with the greatest aggregate voting power, or the class of equity securities or other equity interests having power to control or direct the management of such other Person or, if such other Person is a

Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (g) "Company" shall mean Carey International, Inc., a Delaware corporation.

     (h) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement.

     (j) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or (iv) any entity holding Common Shares for or pursuant to the terms of any such plan.

     (k) "Exchange Ratio" shall have the meaning set forth in Section 24 hereof.

     (l) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

     (m) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (n)  "Purchase Price" shall have the meaning set forth in Section 7 hereof.

     (o)  "Record Date" shall mean the Close of Business on July 2, 2000.

     (p) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

     (q) "Redemption Price" shall have the meaning set forth in Section 23 hereof.

     (r)  "Right" shall mean a Series One Preferred Share purchase right.

     (s)  "Rights Agent" shall mean American Securities Transfer & Trust
Company.

     (t) "Rights Certificate" shall have the meaning set forth in Section 3 hereof.

     (u) "Series One Preferred Shares" shall mean shares of Series One Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

     (v) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

     (w) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person, or is otherwise controlled by such Person.

     (x)  "Trading Day" shall have the meaning set forth in Section 11.

     Section 2.  Appointment of Rights Agent.  The Company hereby appoints the
                 ---------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3.  Issuance of Rights Certificates.  (a) On the Record Date, or as
                 -------------------------------
soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Series One Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. No certificate for Common Shares that becomes outstanding after the earliest of the Redemption Date, Distribution Date or Final Expiration Date will entitle the holder thereof to receive a Rights Certificate.

     (b) Certificates for Common Shares that become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (b)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between the Company and Registrar and Rights Agent, dated as of June 20, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The

          Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

          Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     (c) Until the earlier of (i) the Close of Business on the tenth day after the Shares Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person, other than an Exempt Person, of, or of the first public announcement of the intention of any Person, other than an Exempt Person, to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(a) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form of Exhibit B hereto (a "Rights Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

     Section 4.  Form of Rights Certificates.  The Rights Certificates (and the
                 ---------------------------
forms of election to purchase Series One Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11, 13, and 22 hereof, the Rights Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Series One Preferred Share as shall be set forth therein at the Purchase Price, but the number of such one one-hundredths of a Series One Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

     Section 5.  Countersignature and Registration.  The Rights Certificates
                 ---------------------------------
shall be executed on behalf of the Company by its Chairman of the Board, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section 6.  Transfer, Split Up, Combination and Exchange of Rights
                 ------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.  Subject
----------------------------------------------------------------------
to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Series One

Preferred Share as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.
                 -------------------------------------------------------------
(a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Series One Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on July 1, 2010 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

     (b) The purchase price for each one one-hundredth of a Series One Preferred Share pursuant to the exercise of a Right shall initially be $80.00 (the "Purchase Price"), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Series One Preferred Shares (or make available, if the Rights Agent is the transfer agent therefor) certificates for the number of Series One Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B-1) if the Company shall have elected to deposit the total number of shares of Series

One Preferred Stock issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Series One Preferred Share as are to be purchased (in which case certificates for the Series One Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Series One Preferred Shares or any Series One Preferred Shares held in its treasury, the number of Series One Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

     Section 8.  Cancellation and Destruction of Rights Certificates.  All
                 ---------------------------------------------------
Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Availability of Series One Preferred Shares.  The Company
                 -------------------------------------------
covenants and agrees that it will take all such action as may be necessary to ensure that all Series One Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Series One Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Series One Preferred Shares upon the exercise of Rights.

The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Series One Preferred Shares in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Series One Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

     Section 10.  Series One Preferred Shares Record Date.  Each person in whose
                  ---------------------------------------
name any certificate for Series One Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Series One Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such
                                     --------  -------
surrender and payment is a date upon which the Series One Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Series One Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of Series One Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11.  Adjustment of Purchase Price, Number of Shares or Number of
                  -----------------------------------------------------------
Rights.  The Purchase Price, the number of Series One Preferred Shares covered
------
by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Series One Preferred Shares payable in Series One Preferred Shares, (B) subdivide the outstanding Series One Preferred Shares, (C) combine the outstanding Series One Preferred Shares into a smaller number of Series One Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Series One Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Series One Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no
                                              --------  -------
event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

          (ii) Subject to the following paragraph of this subparagraph (ii) and to Section 24 of this Agreement, in the event (A) any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, becomes an Acquiring Person (other than through an acquisition described in subparagraph
(iii) of this paragraph (a)) or (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Company which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries beneficially owned by any Acquiring Person or any Affiliate or Associate thereof, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Series One Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Series One Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Series One Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person.

     From and after the occurrence of the earlier of the events described in clauses (A) and (B) above, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void without any further action and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement and no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. No Rights Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be canceled.

          (iii) The right to purchase Common Shares of the Company pursuant to subparagraph (ii) of this paragraph (a) shall not arise as a result of any Person becoming an Acquiring Person through an acquisition of Common Shares pursuant to a tender offer made in the manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided,
                                                                   --------
however, that (A) such tender offer shall provide for the acquisition of all the
-------
outstanding Common Shares held by any Person other than such Person and its Affiliates for cash and (B) such acquisition shall cause such Person, together with all Affiliates and Associates of such Person, to be the Beneficial Owner of 90% or more of the Common Shares then outstanding.

          (iv) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights.

     (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series One Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Series One Preferred Shares (or shares having the same rights, privileges and preferences as the Series One Preferred Shares ("equivalent Series One Preferred Shares")) or securities convertible into Series One Preferred Shares or equivalent Series One Preferred Shares at a price per Series One Preferred Share or equivalent Series One Preferred Share (or having a conversion price per share, if a security convertible into Series One Preferred Shares or equivalent Series One Preferred Shares) less than the then current per share market price of the Series One Preferred Shares (as defined in
Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Series One Preferred Shares outstanding on such record date plus the number of Series One Preferred Shares which the aggregate offering price of the total number of Series One Preferred Shares and/or equivalent Series One Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Series One Preferred Shares outstanding on such record date plus the number of additional Series One Preferred Shares and/or equivalent Series One Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that
                                                        --------  -------
in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Series One Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) If the Company shall fix a record date for the making of a distribution to all holders of the Series One Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Series One Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Series One Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Series One Preferred Share and the denominator of which shall be such current per share market price of the Series One Preferred Shares; provided, however, that in no
                                                 --------  -------
event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this
Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided,
                                                                      --------
however, that in the event that the current per share market price of the
-------
Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

          (ii) For the purpose of any computation hereunder, the "current per share market price" of the Series One Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Series One Preferred Shares are not publicly traded, the "current per share market price" of the Series One Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to
Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Series One Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section
       --------  -------
11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Series One Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

     (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Series One Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series One Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Series One Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Series One Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Series One Preferred Share (calculated to the nearest one one-millionth of a Series One Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Series One Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Series One Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Series One Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Series One Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Series One Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Series One Preferred Shares at such adjusted Purchase Price.

     (1) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Series One Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Series One Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company
                                          --------  -------
shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Series One Preferred Shares, issuance wholly for cash of any Series One Preferred Shares at less than the current market price, issuance wholly for cash of Series One Preferred Shares or securities which by their terms are convertible into or exchangeable for Series One Preferred Shares, dividends on Series One Preferred Shares payable in Series One Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Series One Preferred Shares shall not be taxable to such stockholders.

     (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-hundredths of a Series One Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Series One Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     (o) The Company covenants and agrees that after the Distribution Date it shall not, except as permitted by Sections 23 and 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.
                  ----------------------------------------------------------
Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the

Series One Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 25 hereof.

     Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
                  --------------------------------------------------------------
Power.  In the event that, following the Shares Acquisition Date, directly or
-----
indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction not prohibited by Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction not prohibited by Section 11(o) hereof) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell, mortgage, license or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the value of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly-owned Subsidiaries in one or more transactions not prohibited by Section 11(o) hereof), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Series One Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Series One Preferred Shares, such number of validly authorized and issued, fully paid and non-assessable, freely tradeable Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation), free and clear of rights of call or first refusal, liens, encumbrances or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Series One Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, mortgage, license or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale, mortgage, license or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not, at any time after the Distribution Date, enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales, mortgages, licenses or other transfers.

     Section 14.  Fractional Rights and Fractional Shares.  (a) The Company
                  ---------------------------------------
shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (b) The Company shall not be required to issue fractions of Series One Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Series One Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Series One Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Series One Preferred Share). Fractions of Series One Preferred Shares in integral multiples of one one-hundredth of a Series One Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary
--------
receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series One Preferred Shares represented by such depositary receipts. In lieu of fractional Series One Preferred Shares that are not integral multiples of one one-hundredth of a Series One Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Series One Preferred Share. For the purposes of this Section 14(b), the current market value of a Series One Preferred Share shall be the closing price of a Series One Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     Section 15.  Rights of Action.  All rights of action in respect of this
                  ----------------
Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     Section 16.  Agreement of Right Holders.  Every holder of a Right, by
                  --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form of assignment and the certificate contained therein duly completed and executed;

     (c) the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any government authority, prohibiting or otherwise restraining performance of such obligation; provided,
                                                                     --------
however, the Company must use its best efforts to have any such order, decree or
-------
ruling lifted or otherwise overturned as soon as possible.

     Section 17.  Rights Certificate Holder Not Deemed a Stockholder.  No
                  --------------------------------------------------
holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Series One Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.  The Company agrees to pay to the
                  ---------------------------
Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Series One Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19.  Merger or Consolidation or Change of Name of Rights Agent.
                  ---------------------------------------------------------
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the
                  ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series One Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Series One Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certification set forth in the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21.  Change of Rights Agent.  The Rights Agent or any successor
                  ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Series One Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Series One Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a corporation organized and doing business under the laws of the United States or any other state of the United States so long as such corporation is authorized to do business as a banking institution in the District of Columbia), in good standing, having an office in the District of Columbia, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (ii) an Affiliate of a corporation described in clause (i) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Series One Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Rights Certificates.  Notwithstanding any of
                  -----------------------------------
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights

Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

     Section 23.  Redemption.  (a) The Board of Directors of the Company may, at
                  ----------
its option, at any time prior to the Close of Business on the tenth Business Day after the Shares Acquisition Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Rights may not be redeemed at any time after the earlier of the Close of Business, on (i) the Shares Acquisition Date and (ii) the Final Expiration Date. Subject to the foregoing provisions of this subparagraph (a), the redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to
                                      --------  -------
give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

     (c) In the event the Company shall at any time after the date of this Rights Agreement (i) pay any dividend on the Common Shares in Common Shares,
(ii) subdivide the outstanding Common Shares into a greater number of shares, or
(iii) combine the outstanding Common Shares into a smaller number of shares, then and in each such event the Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares outstanding immediately prior to such event.

     Section 24.  Exchange.  (a) The Board of Directors of the Company may, at
                  --------
its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person, other than an Exempt Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that
                                                        --------  -------
the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Series One Preferred Shares (or equivalent Series One Preferred Shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Series One Preferred Share (or equivalent Series One Preferred Share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Series One Preferred Shares pursuant to the terms thereof, so that the fraction of a Series One Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

     (d) In the event that there shall not be sufficient Common Shares or Series One Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Series One Preferred Shares for issuance upon exchange of the Rights.

     (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph

(e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25.  Notice of Certain Events.  (a) In case the Company shall
                  ------------------------
propose (i) to pay any dividend payable in stock of any class to the holders of its Series One Preferred Shares or to make any other distribution to the holders of its Series One Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Series One Preferred Shares rights or warrants to subscribe for or to purchase any additional Series One Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Series One Preferred Shares (other than a reclassification involving only the subdivision of outstanding Series One Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale, mortgage, license or other transfer (or to permit one or more of its Subsidiaries to effect any such transaction), in one or more transactions, of 50% or more of the value of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, mortgage, license, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Series One Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Series One Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Series One Preferred Shares, whichever shall be the earlier.

     (b) In case any event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

     Section 26.  Notices.  Notices or demands authorized by this Agreement to
                  -------
be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                     Carey International, Inc.
                     4530 Wisconsin Avenue, N.W.
                     Washington, D.C. 20016
                     Attention: Chief Financial Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                     American Securities Transfer & Trust Company
                     12039 West Alameda Pkwy
                     Lakewood, CO 80228
                     Attention: Pamela Smith

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27.  Supplements and Amendments.  Prior to the Distribution Date
                  --------------------------
and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall at any time and from time to time, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Person); provided, however, that
                                                         --------  -------
this Agreement may not be supplemented or amended to lengthen (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of any such Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Series One Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Share.

     Section 28.  Successors.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29.  Determinations and Actions by the Board of Directors, etc.
                  ---------------------------------------------------------
The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any director to any liability to the holders of the Rights.

     Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall
                  --------------------------
be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

     Section 31.  Severability.  If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 32.  Governing Law.  This Agreement and each Rights Certificate
                  -------------
issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 33.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34.  Descriptive Headings.  Descriptive headings of the several
                  --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


           [The remainder of this page is intentionally left blank].

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                 CAREY INTERNATIONAL, INC.



By:     /s/ Gary Kessler                By:    /s/ David H. Haedicke
        ______________________                 _________________________
Title:  Assistant Secretary             Title: Executive Vice President
        ______________________                 _________________________



Attest:                                 AMERICAN SECURITIES TRANSFER
                                        & COMPANY


By:     /s/ Laura Sisneros              By:    /s/ Kellie Gwinn
        ______________________                 _________________________
Title:  Vice President                  Title: Vice President
        ______________________                 _________________________

Exhibit A
---------

                      FORM OF CERTIFICATE OF DESIGNATION

                                      of

                     SHARES OF SERIES ONE PREFERRED STOCK

                                      of

                           CAREY INTERNATIONAL, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                            _______________________


     Carey International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on May 12, 2000:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of 200,000 shares of Preferred Stock (the "Preferred Stock"), par value $0.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Section 1.  Designation and Amount.  The shares of such series shall be
            ----------------------
designated as "Series One Preferred Stock" (the "Series One Preferred Stock") and the number of shares constituting the Series One Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of
                        --------
shares of Series One Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series One Preferred Stock.

     Section 2.  Dividends and Distributions.
                 ---------------------------

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series One Preferred Stock with respect to dividends, the holders of shares of Series One Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series One Preferred Stock, in an amount (if any) per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock of the Company or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series One Preferred Stock. In the event the Corporation shall at any time after the issuance of any share or fraction of a share of Series One Preferred Stock, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series One Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series One Preferred Stock as provided in paragraph (A) of this Section at the same time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series One Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. No dividend or distribution (other than a dividend payable in shares of Common Stock) on the Common Stock shall be paid or set aside for payment on the Common Stock unless the dividend or distribution required as a result thereof to be paid on the Series One Preferred Stock shall be simultaneously paid or set aside for payment on the Series One Preferred Stock.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series One Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series One Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series

One Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series One Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of Series One Preferred
                 -------------
Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series One Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series One Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series One Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series One Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series One Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series One Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series One Preferred Stock, except dividends paid ratably on the Series One Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series One Preferred Stock.

          (iv) except as permitted by subclause (v) of this Section 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series One Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series One Preferred Stock; or

          (v) purchase or otherwise acquire for consideration any shares of Series One Preferred Stock, or any shares of stock ranking on a parity with the Series One Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares of Series One Preferred Stock
                 -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

     Section 6.  Liquidation, Dissolution or Winding Up.  (A) Upon any voluntary
                 --------------------------------------
or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding

up) to the Series One Preferred Stock unless, prior thereto, the holders of shares of Series One Preferred Stock shall have received the greater of (i) $1.00 per share plus an amount equal to any accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and
(ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock. The amount to which holders of Series One Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant hereto is hereinafter referred to as the "Series One Preferred Liquidation Preference". In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series One Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) In the event that there are not sufficient assets available to permit payment in full of the Series One Preferred Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series One Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

            [The remainder of the page is left intentionally blank]

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer and attested by its Secretary this __ day of July, 2000.



                                    -----------------------
                                    Chief Executive Officer


Attest:

------------------------
Secretary

Exhibit B
---------


                          FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                           _____ Rights


          NOT EXERCISABLE AFTER JULY 1, 2010 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                              Rights Certificate

                           Carey International, Inc.

     This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 20, 2000 (the "Rights Agreement"), between Carey International, Inc., a Delaware corporation (the "Company"), and American Securities Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Washington, D.C. time, on July 1, 2010 at the office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series One Preferred Stock, par value $.10 per share (the "Series One Preferred Shares"), of the Company, at a purchase price of $80.00 per one one-hundredth of a Series One Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a Series One Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 27, 1997, based on the Series One Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Series One Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or offices of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the above-mentioned office or offices of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Series One Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $.10 per share or Series One Preferred Shares (or equivalent Series One Preferred Shares, as provided in the Rights Agreement).

     No fractional Series One Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Series One Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series One Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

           [The remainder of this left is left intentionally blank].

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________, 2000.

ATTEST:                            CAREY INTERNATIONAL, INC.


_______________________            By__________________


Countersigned:


______________________


By:___________________
  Authorized Signature

                  Form of Reverse Side of Rights Certificate

                              FORM OF ASSIGNMENT
                              ------------------


               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)


     FOR VALUE RECEIVED ___________________________________________
hereby sells, assigns and transfers unto __________________________
______________________________________________________________
                 (Please print name and address of transferee)
______________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: _______________, ___



                                        ___________________
                                        Signature


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

________________________________________________________________________________

     The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                        ___________________
                                        Signature
________________________________________________________________________________

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                     (To be executed if holder desires to
                       exercise the Rights Certificate.)


To CAREY INTERNATIONAL, INC.:

     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Rights Certificate to purchase the Series One Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Series One Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

___________________________________________________________
                        (Please print name and address)
___________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

___________________________________________________________
                        (Please print name and address)
___________________________________________________________

Dated:  _____________, ___


                                        ___________________
                                        Signature
Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

________________________________________________________________________________

     The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                        ________________
                                        Signature
________________________________________________________________________________


                                    NOTICE
                                    ------

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C
---------

                                    SUMMARY

                                      OF

                           CAREY INTERNATIONAL, INC.

                RIGHTS TO PURCHASE SERIES ONE PREFERRED SHARES

     On May 12, 2000, the Board of Directors of Carey International, Inc. (the "Company") adopted a Shareholder Rights Plan pursuant to which a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares") of the Company was distributed to the stockholders of record as of the close of business on July 2, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series One Preferred Stock, par value $.01 per share (the "Series One Preferred Shares"), of the Company, at a price of $80.00 per one one-hundredth of a Series One Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of June 20, 2000 (the "Rights Agreement") between the Company and American Securities Transfer & Trust Company, as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares (the "Triggering Percentage") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of a Triggering Percentage or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto unless (i) such person first acquires a Triggering Percentage or more of the outstanding Common Shares by a purchase pursuant to a tender offer for all of the Common Shares for cash, which purchase increases such person's beneficial ownership to 90% or more of the outstanding Common Shares; or (ii) the Triggering Percentage is achieved as a result of the Company's repurchase of shares; or (iii) the person acquires a Triggering Percentage or more of the outstanding Common Shares inadvertently and then divests a sufficient number of shares within 10 days after notification by the Company. In addition, the Rights will not become exercisable if a person, at the close of business on July 2, 2000, holds the Triggering Percentage or more of Common Shares unless such group or person thereafter acquires additional Common Shares at a time when holding the Triggering Percentage or more of Common Shares.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on the close of business on July 1, 2010 (the "Final Expiration Date"), unless the Rights are earlier redeemed by the Company, as described below.

     The Purchase Price payable, and the number of Series One Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series One Preferred Shares, (ii) upon the grant to holders of the Series One Preferred Shares of certain rights or warrants to subscribe for or purchase Series One Preferred Shares at a price, or securities convertible into Series One Preferred Shares with a conversion price, less than the then current market price of the Series One Preferred Shares, or (iii) upon the distribution to holders of the Series One Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series One Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Series One Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Series One Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Series One Preferred Share will be entitled to a quarterly dividend payment equal to the greater of (a) $1.00 or (b) 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Series One Preferred Shares will also be entitled to a preferential payment equal to the greater of (a) $1.00 per share plus all accrued and unpaid dividends, whether or not declared, and (b) 100 times the aggregate payment made per Common Share. Each Series One Preferred Share will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Series One Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Series One Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Series One Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     In the event that, following the date of the first public announcement that a person has become an Acquiring Person (the "Shares Acquisition Date"), the Company is acquired in a merger or other business combination transaction or 50% or more of the value of its consolidated assets or earning power are sold or otherwise transferred, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person (unless such person first acquires 20% or more of the outstanding Common Shares by a purchase pursuant to a tender offer for all of the Common Shares for cash, which purchase increases such person's beneficial ownership to 90% or more of the outstanding Common Shares), proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Series One Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series One Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Series One Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series One Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the close of business on the Shares Acquisition Date (but not thereafter), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). Subject to the foregoing, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the Shares Acquisition Date no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.